As filed with the Securities and Exchange Commission on May 5, 1997
                                  File No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                           Ethan Allen Interiors Inc.
             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                           06-1275288
      (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

            Ethan Allen Drive
          Danbury, Connecticut                          06813
(Address of Principal Executive Offices)             (Zip Code)

       Registrant's telephone number, including area code: (203) 743-8000

                Ethan Allen Interiors Inc. 1992 Stock Option Plan
                            (Full Title of the Plan)


                                Edward P. Schade
                           Ethan Allen Interiors Inc.
                                Ethan Allen Drive
                           Danbury, Connecticut 06813
                                 (203) 743-8294
                               (Agent For Service)


                         CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum   Proposed Maximum       Amount of
Title of Securities                  Amount to be     Offering Price   Aggregate Offering   Registration Fee
to be Registered                      Registered          Share (1)         Price(1)
Common Stock ($.01 par value)      600,000 Shares        $41.50 (2)       $24,900,000 (2)      $7,545.45

(1) Pursuant to Rule 457(h)(1), estimated solely for the purpose of calculating the registration fee.


(2) Pursuant to Rule 457(c), based upon the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on April
     28, 1997 (which date is within five business days prior to the date of the filing of this Registration Statement).


                                     PART II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents, which have heretofore been filed by Ethan Allen Interiors Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Company's Form 10-K for the year ended June 30, 1996 and Form 10-Q for the quarters ended September 30, 1996, and December 31, 1996.

         (b) The description of the Company's common stock, $.01 par value per share (the "Common Stock") under the caption "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A, File No. 1-11806.

         All documents subsequently filed by the Company or Ethan Allen 401(k) Employee Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         (a) The Delaware General  Corporation Law (the "Delaware GCL") (Section
145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

         (b) The  Certificate  of  Incorporation  of the Company  requires,  and
Article VI of the By-Laws of the Company provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

         (c) In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,

(3) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.

         (d) The Company has a $20,000,000 Directors' and Officers' insurance policy.

         (e) The Company has entered into indemnification agreements with each of its directors providing that the Company will indemnify the directors against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which any of them is, or is threatened to be, made a party by reason for their status as a director, officer or agent of the Company, provided that such director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Company, directors may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company. The agreements also require indemnification of directors for all reasonable expenses incurred in connection with the successful defense of any covered action or claim and provide for partial indemnification in the case of any partially successful defense.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

A.  Rule 415 Offering

         The undersigned registrant hereby undertakes:

           1.     To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                    (i)    To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Filings Incorporating Subsequent Exchange Act Documents By Reference

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Indemnification of Directors and Officers

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

           Each person whose signature appears below hereby constitutes and appoints M. Farooq Kathwari and Edward P. Schade and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on this 5th day of May, 1997.

                                  ETHAN ALLEN INTERIORS INC.


                                  By: /s/ M. Farooq Kathwari
                                          M. Farooq Kathwari
                                          Chairman and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities on this 5th day of May, 1997.

          Signature                               Title
          ---------                               -----


/s/ M. Farooq Kathwari        Chairman, Chief Executive Officer
M. Farooq Kathwari            and Director




/s/ Clinton A. Clark          Director
Clinton A. Clark




/s/ Steven A. Galef           Director
Steven A. Galef



/s/ Kristin Gamble            Director
Kristin Gamble



/s/ Horace G. McDonell        Director
Horace G. McDonell




/s/ Edward H. Meyer           Director
Edward H. Meyer




/s/ William W. Sprague        Director
William W. Sprague




/s/ Edward P. Schade          Vice President and Chief
Edward P. Schade              Financial Officer



/s/ Gerardo Burdo             Chief Accounting Officer
Gerardo Burdo

                                  EXHIBIT INDEX



  Exhibit
  Number                            Description of Exhibit
  ------                            ----------------------


   4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to
                                    Exhibit 3(c) to the  Company's  Registration
                                    Statement on Form S-1, File No. 33- 57216)

   4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3(d) to the Company's Registration Statement on Form S-1, File No. 33- 57216)

   4.3 Certificate of Designations of Series C Participating Preferred Stock, dated July 3, 1996 (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, dated July 3, 1996, File No. 1-11806)

   4.4 Rights Agreement, dated as of June 26, 1996, among the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A, dated July 3, 1996, File No. 1-11806)

   5                                Opinion of Mayer, Brown & Platt

   10                               Amendment No.1 to Ethan Allen Interiors Inc.
                                    1992 Stock Option Plan

   23.1                             Consent of KPMG Peat Marwick LLP

   23.2 Consent of Mayer, Brown & Platt (included in the opinion filed as Exhibit 5 hereto)

   24                               Powers   of   Attorney   (included   on  the
                                    signature    page   of   the    Registration
                                    Statement)

                                                          EXHIBIT 5


                               OPINION OF COUNSEL



                                   May 5, 1997



Ethan Allen Interiors Inc.
Ethan Allen Drive
Danbury, Connecticut  06813

Ladies and Gentlemen:

     We are acting as special counsel to Ethan Allen Interiors Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of up to 600,000 shares of its Common Stock, $.01 par value (the "Shares"), to be offered pursuant to the Ethan Allen Interiors Inc. 1992 Stock Option Plan (the "1992 Stock Option Plan"). In connection therewith, we have examined or are otherwise familiar with the Company's Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws, the 1992 Stock Option Plan, each as amended to date, the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the Shares, relevant resolutions of the Board of Directors of the Company, and such other documents and instruments as we have deemed necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares are duly authorized for issuance and when issued in accordance with the provisions of the 1992 Stock Option Plan will be legally issued, fully paid and non-assessable shares of the Company.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                Very truly yours,

                            /s/ Mayer, Brown & Platt

                                                       EXHIBIT 10




                           ETHAN ALLEN INTERIORS INC.

                    FIRST AMENDMENT TO 1992 STOCK OPTION PLAN


         This First Amendment to 1992 Stock Option Plan (the "Plan") of Ethan Allen Interiors Inc. (the "Company") is dated as of May 5, 1997 (this "Amendment").

         WHEREAS, the Board of Directors (the "Board") of the Company adopted the Plan on March 23, 1993 to advance the interests of the Company and its subsidiaries, to strengthen the Company's ability to attract and retain of its directors and employees and to provide such directors and employees with an opportunity to acquire an equity interest in the Company;

         WHEREAS, the Board approved this Amendment in order to increase the number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") reserved for issuance under the plan from 580,199 to 1,180,199 in order to retain flexibility in awarding shares of Common Stock under the Plan;

         WHEREAS, the stockholders of the Company have, at a meeting duly called and held by the Company on September 27, 1996, approved the increase in the number of shares of Common Stock reserved for issuance under the Plan;

         NOW,   THEREFORE,   in  consideration  of  the  mutual  agreements  and
understandings set forth herein, the Plan is hereby amended as follows:

         1. Section 5 of the Plan is hereby amended by deleting the number "580,199" and substituting therefor "1,180,199".

         2. Except as herein amended, the Plan shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Plan to "this Plan," "hereunder," "hereof, " "herein" or words of like import, and each reference to the Plan in any other agreements, documents or instruments executed and delivered pursuant to the Plan, shall mean and be a reference to the Plan, as amended by this Amendment.

                                                        EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Ethan Allen Interiors Inc.


We consent to incorporation by reference in the registration statement on Form S-8 of Ethan Allen Interiors Inc. of our report dated July 31, 1996, relating to the consolidated balance sheets of Ethan Allen Interiors Inc. and Subsidiary as of June 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended June 30, 1996, which report appears in the June 30, 1996 annual report on Form 10-K of Ethan Allen Interiors Inc.

Our report refers to a change in the method of accounting for packaging costs in the year ended June 30, 1995.



                              /s/ KPMG Peat Marwick



Danbury, Connecticut
May 5, 1997

                              MAYER, BROWN & PLATT
                            1675 BROADWAY, SUITE 1900
                          NEW YORK, NEW YORK 10019-5820


                                   May 5, 1997


VIA EDGAR

Securities and Exchange Commission
Attention:  Filing Desk
Mail Stop 1-4
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Ethan Allen Interiors Inc.
Registration Statement No. 333-

Ladies and Gentlemen:

         On behalf of Ethan Allen Interiors Inc. (the "Company"), please find transmitted herewith for filing pursuant to Section 5 of the Securities Act of 1933, as amended, a Registration Statement on Form S-8, relating to the registration of shares of common stock of the Company to be offered pursuant to the Company's stock option plan.

         The requisite  filing fee of $7,545.45 was paid by wire transfer to the
Securities  and  Exchange   Commission's   designated   lockbox  in  Pittsburgh,
Pennsylvania.

         Please address any questions regarding this filing to the undersigned at (212) 506- 2624.

                                Very truly yours,

                              /s/ Shant H. Chalian
                              ----------------------
                                  Shant H. Chalian


cc:      Edward P. Schade
         James B. Carlson
         Kathleen A. Walsh